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EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                                   Percentage
                                                                                                       of
 Parent (at December 31, 2003)                         Subsidiary                                  Ownership
 ----------------------------                          ----------                                  ----------
Bay View Capital Corporation              Bay View Acceptance Corporation                             100%
Bay View Capital Corporation              Bay View Securitization Corporation (1)                     100%
Bay View Capital Corporation              Bay View Capital I (2)                                      100%
Bay View Capital Corporation              FMAC Insurance Services (1)                                 100%
Bay View Capital Corporation              FMAC 2000-A Holding Company (1)                             100%
Bay View Capital Corporation              FMAC Franchise Receivables Corporation (1)                  100%
Bay View Capital Corporation              Bay View Commercial Finance Group (1)                       100%
Bay View Capital Corporation              MoneyCare, Inc. (1)                                         100%
Bay View Capital Corporation              Bay View Auxiliary Corporation (1)                          100%
Bay View Acceptance Corporation           Bay View Receivables Corporation                            100%
Bay View Acceptance Corporation           Bay View Transaction Corporation                            100%

(1) Inactive subsidiaries.

(2) Deconsolidated based on FIN 46.

The financial statements of the Registrant are consolidated with those of its subsidiaries.